VICTORY CAPITAL HOLDINGS, INC.
SECTION 16 COMPLIANCE PROGRAM

To assist Victory Capital Holdings, Inc. (the "Company") in monitoring compliance withthe rules adopted by the U.S. Securities and Exchange Commission (the "SEC") under Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16") and to prevent inadvertent Section 16 violations, the Company has implemented this Section 16 Compliance Program for its directors and officers (collectively, "insiders") as set forth below.

I. DESIGNATED COMPLIANCE COORDINATOR.

The Company has designated the Companys Chief Legal Officer or his/her designee as the Section 16 Compliance Coordinator ("Compliance Coordinator") to assist all insiders in preparing and filing electronically all Form 3, Form 4 and Form 5 reports. The contact information for the Compliance Coordinator is:

Nina Gupta
Chief Legal Officer
Victory Capital Holdings, Inc.
4900 Tiedeman Road, 4th Floor
Brooklyn, OH 44114
(415) 591-2761
ngupta@vcm.com

The Company will promptly notify all insiders of any change in the designation of the Compliance Coordinator or in the contact information for the Compliance Coordinator.

II. PRE-CLEARANCE OF TRANSACTIONS BY OFFICERS AND DIRECTORS.

To provide assistance in meeting Section 16 reporting requirements, monitor insider and shortswing trading concerns and avoid even the appearance of impropriety (which could result, for example, where an officer engages in a trade while unaware of a pending major development), the Company has adopted a pre-clearance procedure set forth in the Companys Insider Trading Policy.

Under this policy, Covered Persons (as defined therein) are allowed to trade only within the Companys Trading Window Period and all officers and directors must receive pre-clearance from the Chief Legal Officer or his/her designee for their proposed securities transactions. The Company shall promptly notify all officers and directors of any change in the designation of the individual(s) responsible for pre-clearance or in the contact information for such individual(s). In general, the Companys trading window opens after the close of trading on the second full trading day following the Companys public announcement of quarterly earnings, and remains open through the last trading day of the second calendar month of the then-current fiscal quarter.

III. NOTIFICATION OF EXECUTION OF TRANSACTION.

Upon execution of any transaction (including trades under a 10b5-1 Trading
Plan), the
insider must immediately notify the Compliance Coordinator with the details of the transaction, including the date of execution, the trading price and the number of securities involved. The Company will promptly notify all insiders of any change in these notification procedures.

IV. PREPARING AND REVIEWING FORMS 3, 4 AND 5.

The Compliance Coordinator will prepare the Form 3 upon an individuals becoming an insider. In addition, the Compliance Coordinator will assist in the preparation and electronic filing of a Form 4 or Form 5 whenever there is a transaction that would require such filing. However, it will not be possible to prepare forms for submission on a timely basis without the insiders active participation. The Compliance Coordinator requires an insiders immediate notification of a transaction (or other change in beneficial ownership) and cooperation to provide such additional information as may be required regarding the transaction whenever necessary, as well as all assistance necessary in completing the forms.

It should be noted that if an insider is unable to personally sign a Form 3, 4 or 5 (e.g., if the insider is absent), the SEC permits the report to be signed by another person as long as an authorization letter is sent "as soon as practicable" thereafter. The Company is therefore requesting a standing power of attorney, in the form attached hereto as Exhibit A, giving certain officers of the Company and certain personnel from Willkie Farr & Gallagher LLP, the Companys outside legal counsel, the authority to sign the Form 3, 4 or 5 on the insiders behalf to facilitate timely filings in his or her absence. Because of the short filing deadlines, these authorizations are extremely important. It is imperative that insiders sign and return the attached power of attorney as soon as possible. This power of attorney procedure is intended to be a backup procedure: insiders are still expected to sign their own forms if possible.

V. SHORT-SWING TRADING VIOLATIONS: PREVENTIVE PROCEDURES.

While procedures to prevent filing delinquencies are essential, the Companys preclearance procedures are also designed to prevent inadvertent violations of
Section 16(b), the SECs short-swing profit rule, which can potentially be much more costly and disruptive. Insiders will be held liable for any "short-swing profits" resulting from any combination of a purchase and sale or a sale and purchase within a period of less than six months. Transactions by immediate family members and controlled entities are also subject to potential Section 16(b) liability. The preclearance procedure also provides an opportunity to avert insider trading violations. The Company may, at an Insiders expense require an Insider to cancel any transaction, or liquidate any position resulting from a transaction that may violate this policy. Insiders may be required to disgorge profits, if any, resulting from their transactions entered into in violation of this Policy.

VI. PERIODIC REMINDERS AND SECTION 16 REVIEW SESSIONS.

The Company plans to distribute periodic reminders about the Section 16 obligations and filing deadlines under Section 16. The Company further intends to keep insiders apprised of new developments in this area by sending updated memoranda on Section 16. In addition, the Company intends to hold occasional briefing sessions with insiders to review the various SEC requirements and answer any questions.

VII. ULTIMATE RESPONSIBILITY.

While the Company has adopted this policy to assist its insiders in complying with the Section 16 rules, the insider should recognize that it remains the insiders obligation to see that all filings are accurate and made on time.

EXHIBIT A
LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents that the undersigned hereby constitutes and appoints each of David C. Brown, Michael D. Policarpo, and Nina Gupta and Willkie Farr & Gallagher LLP, or any of them acting singly and with full power of substitution, the undersigneds true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigneds capacity as an officer or director or both of Victory Capital Holdings, Inc. (the "Company"), Forms 3, 4 and 5 (and any amendments thereto) in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC;

3. seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigneds attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

4. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 29 day of December, 2023.

Signed and acknowledged:

/s/ Mannik Dhillon
Signature

Mannik Dhillon
Printed Name